         Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Statement on Court Ruling on Motions for Partial Summary Judgment

LAS VEGAS, September 15, 2020 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of business software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, issued the following statement in response to the U.S. District Court’s ruling on motions for partial summary judgment:

“Today, the U.S. District Court for Nevada issued its ruling on the summary judgment motions filed by Rimini Street and Oracle in Rimini Street v. Oracle, (No. 2:14cv-01699-LRH), a lawsuit brought by Rimini Street against Oracle in 2014. The summary judgment motions were filed in, and have been pending with, the Court since December 2018.

In the ruling, the Court reiterated that Rimini Street has the legal right to provide aftermarket support for Oracle’s enterprise software. The Court also resolved some of the issues the parties have disputed, ruling in some instances for Rimini Street and in some instances for Oracle. Rimini Street is continuing to evaluate the order and looks forward to a jury trial on the remaining issues.”

About Rimini Street, Inc.

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. Over 2,100 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries rely on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the duration of and economic, operational and financial impacts on Rimini Street’s business of the COVID-19 pandemic, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt Rimini Street’s business or that of its current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; Rimini Street’s need and ability to raise additional equity or debt financing on favorable terms and Rimini Street’s ability to generate cash flows from operations to help fund increased investment in Rimini Street’s growth initiatives; the sufficiency of Rimini Street’s cash and cash equivalents to meet its liquidity requirements; the terms and impact of Rimini Street’s

Rimini Street Statement on Court Ruling on Motions for Partial Summary Judgment  page 2 outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of Rimini Street’s recently introduced products and services, including its Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services Rimini Street expects to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those risks discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on August 5, 2020 and in the prospectus supplement dated August 14, 2020 relating to the underwritten public offering of Rimini Street’s common stock that closed on August 18, 2020 and as updated from time to time by other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com

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